CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report to Shareholders of JPMorgan Insurance Trust Core Bond Portfolio, JPMorgan Insurance Trust Government Bond Portfolio, JPMorgan Insurance Trust Balanced Portfolio, JPMorgan Insurance Trust Intrepid Growth Portfolio, JPMorgan Insurance Trust Equity Index Portfolio, JPMorgan Insurance Trust Diversified Equity Portfolio, JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio, JPMorgan Insurance Trust Intrepid Mid Cap Portfolio, JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio, JPMorgan Insurance Trust Large Cap Value Portfolio, JPMorgan Insurance Trust International Equity Portfolio and JPMorgan Insurance Trust Small Cap Equity Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

April 23, 2008